UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2019

Synthorx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38756	46-4709185
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11099 N. Torrey Pines Road, Suite 190 La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 750-4789

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	THOR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On August 30, 2019, Synthorx, Inc. (the “Company”) entered into a Sub-Sublease (the “Sublease”) with Avelas Biosciences, Inc. (“Avelas”) for office and laboratory space located at 11099 North Torrey Pines Road, California (the “Premises”). The purpose of the Sublease is to provide the Company with additional office and laboratory space in the same building as the Company’s existing principal office is located.

Under the terms of the Sublease, commencing on or around September 1, 2019 (the “Commencement Date”), the Company will sublease approximately 7,109 square feet in the Premises (the “Rented Area”) at the rate of $24,858.23 per month (the “Base Rate”), with no Base Rate payable for the first six months following the Commencement Date. The Base Rate is scheduled to increase to $25,603.97 per month beginning on March 1, 2021, and the Company is also responsible for certain operating expenses throughout the life of the Sublease.

The Sublease will continue until February 29, 2022. The Company has the option to extend the Sublease for one successive one-year term for which the Base Rate would be increased to $26,372.09 per month.

Avelas is affiliated with COI Pharmaceuticals, Inc. (“COI”). Jay Lichter, Ph.D., a member of the Company’s board of directors, and Tighe Reardon, the Company’s Acting Chief Financial Officer, are each executive officers and directors of COI, a shared service company that provides certain back-office and administrative and research and development support services, including facilities support, to the portfolio companies of Avalon Ventures, one of the Company’s principal stockholders. As disclosed in certain of the Company’s other filings with the Securities and Exchange Commission, the Company and COI are parties to a services agreement and the Company subleases office space from COI in the Premises.

The foregoing description of the terms of the Sublease does not purport to be complete, and is qualified in its entirety by reference to the full text of the Sublease, which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending on September 30, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Synthorx, Inc.

Dated: September 4, 2019	By:	/s/ Laura Shawver
Laura Shawver, Ph.D.
President and Chief Executive Officer